                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): JULY 7, 2005 (JULY 6, 2005)

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                               000-30045                            38-3518829
(State or other jurisdiction             (Commission File Number)                    (IRS Employer
      of incorporation)                                                           Identification No.)


   2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                                           (313)-567-4348
    (Address of principal                                                   (Registrant's telephone number,
     executive offices)                                                          including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Due to recent, extraordinary trading volumes in Catuity's common shares, the company has been subject to much speculation, rumors and reporting. On July 6, 2005, the Wall Street Network (WSN) posted an audio interview it conducted with Mr. John Racine, Catuity's President and CEO, on its website and issued a press release that announced the availability of the interview and outlined the topics discussed by Mr. Racine in the interview.

During the interview Mr. Racine referred to the Company's net operating loss carry-forward position and its potential for future tax free earnings. As of December 31, 2004, the Company had operating loss carry-forwards of $20 million in the United States and $15.9 million in Australia. As the Company has disclosed on many previous occasions, utilization of its net operating loss carry-forwards in Australia are subject to either the continuity of ownership test or the continuation of same business test at the time the losses are utilized in accordance with Subdivision 165 and Subdivision 166 of the Australian Income Tax Assessment Act of 1997. Utilization of its net operating loss carry-forwards in the United States are subject to limits due to continuity of ownership tests under Section 382 of the Internal Revenue Code, of 1986, as amended. As a result, Catuity cannot provide assurance that its loss carry-forwards will be fully utilizable in the future.

In response to a question about scenarios surrounding the Company's U.S. acquisition plans, Mr. Racine also referenced that if, in addition to the acquisition of Loyalty Magic Pty Ltd, the Company completed its first U.S. acquisition prior to 2006, it would enter 2006 with forecasted revenues of $10 million - $15 million, be profitable in 2006, and have net assets in the $20 million range. As the Company has previously disclosed, an important part of its strategy is to complete a U.S. acquisition prior to or in 2006. Due to the inherent nature of, and risks involved in, completing an acquisition, Catuity cannot assure shareholders and other potential investors that it will be able to complete an acquisition within its planned timeframe or of a size necessary to achieve its targeted revenue, profitability, or net asset objectives.

Shareholders and other potential investors interested in hearing the entire interview with Mr. Racine may do so by visiting www.wallst.net and clicking on the Catuity interview.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           CATUITY INC.
                                           (Registrant)

                                  By   /s/ John H. Lowry
                                     -----------------------------------------
                                           John H. Lowry
                                           Senior Vice President,
                                           Chief Financial Officer & Secretary


Date: July 7, 2005